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                                                                    EXHIBIT 10.5

                                   NTELOS Inc.
                                   -----------

                        Incentive Stock Option Agreement

No. of shares subject to option:  _______

               THIS AGREEMENT (this "Agreement") dated the __ day of ______, 200__, between NTELOS Inc., a Virginia corporation (the "Company"), and ____________ ("Participant"), is made pursuant and subject to the provisions of the Company's 1997 Stock Compensation Plan (as amended, the "Plan"), a copy of which is attached. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Option. Pursuant to the Plan, the Company, on the date hereof, granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of ______ shares of Common Stock at the option price of $_____ per share, being not less than the Fair Market Value per share of the Common Stock on the date of grant. This option is intended to be an "incentive stock option" within the meaning of
Section 422 of the Code. Such option will be exercisable as hereinafter provided.

2. Terms and Conditions. This option is subject to the following terms and conditions:

         (a) Expiration Date. This option shall expire ten years from the date of grant of this option.

         (b) Exercise of Option. Except as provided in paragraphs 3, 4, and 5, this option shall be exercisable with respect to all or part of ____ shares beginning on the first anniversary of the date of grant, with respect to all or part of an additional ____ shares beginning on the second anniversary of the date of the grant, with respect to all or part of an additional ____ shares beginning on the third anniversary of the date of the grant, and with respect to all or part of the remaining ____ shares beginning on the fourth anniversary of the date of grant. Once this option has become exercisable in accordance with the preceding sentence it shall continue to be exercisable until the first to occur of the termination of Participant's rights hereunder pursuant to paragraph 3, 4, or 5, or the Expiration Date. A partial exercise of this option shall not affect Participant's right to exercise this option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

         (c) Method of Exercising and Payment for Shares. This option shall be exercised by written notice delivered to the attention of the Company's Secretary at the Company's principal office in Waynesboro, Virginia. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the option price in full, in cash or cash equivalent acceptable to the Committee, or by the surrender of shares of Common Stock with an aggregate Fair Market Value (determined as of the day preceding the exercise date) which, together with any cash or cash

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equivalent paid, is not less than the option price for the number of shares of
Common Stock for which this option is being exercised.

         (d) Nontransferability. This option is nontransferable except by will or by the laws of descent and distribution. During Participant's lifetime, this option may be exercised only by Participant.

3. Exercise in the Event of Death. This option shall be exercisable with respect to the shares of Common Stock granted under this option, reduced by the number of shares for which the option was previously exercised, in the event Participant dies while employed by the Company or an Affiliate and prior to the Expiration Date. In that event, it may be exercised by Participant's estate, or the person or persons to whom his rights under this option shall pass by will or the laws of descent and distribution. Participant's estate or such persons may exercise this option within one year of Participant's death or during the remainder of the option period preceding the Expiration Date, whichever is shorter.

4. Exercise in the Event of Permanent and Total Disability. This option shall be exercisable with respect to the shares granted under this option, reduced by the number of shares for which the option was previously exercised, if Participant becomes permanently and totally disabled within the meaning of
Section 22(e)(3) of the Code ("Permanently and Totally Disabled") while employed by the Company or an Affiliate and prior to the Expiration Date. In that event, Participant may exercise this option within one year of the date he ceases to be employed by the Company or an Affiliate as a result of his becoming Permanently and Totally Disabled or, during the period preceding the Expiration Date or whichever is shorter.

5. Exercise After Termination of Employment. If Participant terminates his employment with the Company or an Affiliate on or after his Early Retirement Date under the Revised Retirement Plan for the Employees of NTELOS Inc. ("Retirement") and prior to the Expiration Date, this option may be exercised with respect to the shares granted under this option, reduced by the number of shares for which this option was previously exercised, within two years of the date he ceases to be employed by the Company or an Affiliate as a result of Retirement or, during the period preceding the Expiration Date or whichever is shorter. Except as provided in paragraphs 3 and 4 and the preceding sentence, this option may not be exercised after Participant ceases to be employed by the Company or an Affiliate.

6. Change in Control. The option will become fully exercisable upon a "Change in Control".

         For purposes of this Agreement, a "Change in Control" will result from any of the following events:

         (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the owner or

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"beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than 30% of the combined voting power of the then outstanding securities;

         (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or (e) of this subsection) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then still in office who either (l) were directors at the beginning of such period or (2) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

         (c) the shareholders of the Company approve a merger or consolidation of the Company with any other Company and such merger or consolidation is consummated, other than (l) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities;

         (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and such liquidation or sale of assets is consummated; or

         (e) the sale, transfer, conveyance or other disposition of all or substantially all of the assets (whether by asset sale, stock sale, merger, combination or otherwise) of one or more of the Company's Material Lines of Business;

provided, however, a Change in Control shall not include an acquisition, directly or indirectly, of more than 30% of the combined voting power of the Company's then outstanding securities by Welsh, Carson, Anderson & Stowe, VIII, L.P. or Welsh, Carson, Anderson & Stowe, IX, L.P. (collectively "WCAS"), any Controlled Entity, and any Permitted Transferee (a Permitted Transferee, together with WCAS and their Controlled Entities, the "WCAS Entities"), pursuant to the Amended and Restated Shareholders Agreement dated as of October 23, 2000, as amended, restated or modified from time to time in accordance with the terms thereof (the "Shareholders Agreement") but only so long as (i) the WCAS Entities shall comply with Article 5 of the Shareholders Agreement and (ii) the WCAS Entities', in the aggregate, do not own more than 40% of the Company's then outstanding securities or more than 37.5% of the voting power of the Company's then outstanding securities. For purposes of

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this Agreement, "Controlled Entity" shall mean any entity in which WCAS owns the majority of the voting shares or securities or has the ability (whether through the ownership of voting securities, contract or otherwise) to elect a majority of the board of directors or other similar governing body or of which WCAS has the authority to control or direct the investment decisions. For purposes of this Agreement, "Permitted Transferee" shall mean any person that shall become a party to or agree to be bound by the terms of the Shareholders Agreement by acquiring any of the Company's common stock, warrants or securities convertible or exchangeable into shares of the Company's common stock, from any other person who is a party to or agrees to be bound by the terms of the Shareholders Agreement.

For purposes of this Agreement, "Material Line of Business" means any line or lines of business or service or group of services which represent(s) in the aggregate either 25% or more of the Company's consolidated revenues or 25% or more of the Company's consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) for the twelve month period ended on the last day of the most recently ended fiscal quarter for the Company.

7. Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

         If to the Company:
                                    NTELOS Inc.
                                    401 Spring Lane, Suite 300
                                    P. O. Box 1990
                                    Waynesboro, Virginia  22980-1990

         If to the Participant:     _________________
                                    ((Address1))
                                    ((Address2))

8. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

9. No Right to Continued Employment. This option does not confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

10. Change in Capital Structure. The terms of this option shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more share dividends, share split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

11. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

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13.      Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

14. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

                                       NTELOS Inc.


                                       By:______________________________________

                                          ______________________________________
                                                     Participant